UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 21, 2016

Air Products and Chemicals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-4534	23-1274455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania	18195-1501
(Address of Principal Executive Offices)	(Zip Code)

(610) 481-4911

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On September 21, 2016, Versum Materials, Inc. (“Versum”), a wholly-owned subsidiary of Air Products and Chemicals, Inc. (“Air Products”), issued a press release announcing the pricing of the previously announced offering under Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), of $425 million aggregate principal amount of 5.50% senior notes due 2024 (the “Notes”). The Notes will be sold at a price equal to 100.00% of their principal amount. In connection with the pricing of the Notes, Versum and the guarantors party thereto (the “Guarantors”), entered into an offering agreement, dated as of September 21, 2016 (the “Offering Agreement”), with the selling securityholders named therein and certain representatives of the initial purchasers named therein. The Offering Agreement contains customary representations, warranties and agreements by Versum and the Guarantors. The offering is expected to close on September 30, 2016, subject to the expected consummation of the previously announced Air Products’ proposed pro rata distribution of Versum common stock to its stockholders and other customary closing conditions.

The Notes and the related guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and will not be offered or sold absent registration or an applicable exemption from registration requirements.

A copy of the Versum press release is furnished herewith as Exhibit 99.1. The information contained in Item 7.01, including Exhibit 99.1, of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and it will not be incorporated by reference into any registration statement or other document filed by the Registrant under the Securities Act or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release, dated September 21, 2016*

* Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.

By:	/s/ Mary T. Afflerbach
Name:	Mary T. Afflerbach
Title:	Corporate Secretary and Chief Governance Officer

Date: September 21, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated September 21, 2016

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